UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 9, 2005

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2005, the nominations and compensation committee of Hospira’s board of directors adopted the terms of non-qualified stock option awards made under the Hospira 2004 Long-Term Stock Incentive Plan in the form attached hereto as Exhibit 99.1.  These terms include a revised and more restrictive definition of “Retirement,” and apply to new stock options awarded on or after May 9, 2005.

The terms of existing stock options issued prior to May 9, 2005, and the terms of replacement stock options issued (whether on, before or after May 9, 2005) in connection with the exercise of stock options converted from options to purchase Abbott Laboratories stock at the time of Hospira’s spin-off from Abbott, remain in the forms filed with the SEC as Exhibits 10.8(a), (b) and (c) to Hospira’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits.

Exhibit No.	Exhibit

10.1	Form of Non-Qualified Stock Option Award Terms under Hospira 2004 Long-Term Stock Incentive Plan to apply to awards made on or after May 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: May 12, 2005		/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit	Description
10.1	Form of Non-Qualified Stock Option Award Terms under Hospira 2004 Long-Term Stock Incentive Plan to apply to awards made on or after May 9, 2005.